Exhibit 31.3
CERTIFICATION
I, Joseph E. Hart, certify that:
1.I have reviewed this annual report on Form 10-K/A for the fiscal year ended September 30, 2021 of ADDvantage Technologies Group, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Joseph E. Hart
Joseph E. Hart
President and Chief Executive Officer
Date: January 27, 2022